Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

NEXMED, INC.

8.0% Senior Secured Note

Due June 30, 2009

New York, NY
October 26, 2007

FOR VALUE RECEIVED, the undersigned, NEXMED, INC., a Nevada corporation (the "Company"), hereby promises to pay to TWIN RIVERS ASSOCIATES LLC, or its registered assigns, the principal sum of THREE MILLION DOLLARS AND ZERO CENTS ($3,000,000.00), or so much thereof as shall not have been prepaid, on June 30, 2009 (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount hereof from time to time outstanding and unpaid (the "Interest"), payable as provided in the next succeeding paragraph hereof, at the rate of 8.0% per annum from the date of issuance hereof (being the date first written above, or the most recent date to which interest has been paid hereon), to the date on which said principal amount shall be paid in full.

The Company shall pay interest (a) quarterly, commencing on January 1, 2008, and until the date on which the principal of and all accrued and unpaid interest on this Note shall be paid in full, (b) on the Maturity Date, and (c) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so prepaid or paid). If the first day of the calendar month on which Interest is due is not a Business Day, then such day for payment of Interest shall be the next succeeding Business Day and interest shall accrue by reason of such extension.

The principal of this Note may be prepaid, in whole or ratably in part, at any time upon not less than five (5) nor more than twenty (20) days' prior written notice to the holder hereof, together with all interest then accrued and unpaid thereon (or on the portion thereof being so prepaid, as the case may be), but without premium or penalty.

All cash payments shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

For purposes hereof the following terms shall have the meanings ascribed to them below:

"Bankruptcy Event" means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Environmental Compliance and Indemnification Agreement” means the agreement, dated October 26, 2007, executed by the Company and the Operating Subsidiary providing an environmental indemnity to Twin Rivers Associates LLC.

“Operating Subsidiary” means NexMed (U.S.A.), Inc., a Delaware corporation which is wholly-owned by the Company.

“Purchase Agreement” means the agreement, dated as of October 26, 2007, between the Company and Twin River Associates LLC, providing for the issuance of this Note.

“Subsidiary Guaranty” means the guaranty, dated as of October 26, 2007, executed by NexMed (U.S.A.), Inc. in favor of Twin River Associates LLC.

The Company's obligations under this Note are guaranteed by the Operating Subsidiary pursuant to the Subsidiary Guaranty and the Operating Subsidiary's obligations under the Subsidiary Guaranty are secured by the Mortgaged Property (as defined in the Mortgages) pursuant to the terms of the two mortgages made by NexMed (USA), Inc. to Twin Rivers Associates LLC dated October 26, 2007 one mortgage relating to property known as 113 Milford Road, East Windsor, New Jersey and the other mortgage relating to property known as 89 Twin Rivers Drive, East Windsor, New Jersey (collectively, the “Mortgages”).

An "Event of Default" is:

(i) a default in payment of the principal amount of this Note on or after the Maturity Date, which default continues for five (5) Business Days after written notice of such non-payment has been received by the Company, or a default in payment of Interest on this Note on or after the date such payment is due, which default continues for five (5) Business Days after written notice of such non-payment has been received by the Company;

(ii) failure by the Company or the Operating Subsidiary for thirty (30) days after written notice has been received by the Company to comply with any material provision of any of this Note, the Subsidiary Guaranty, the Environmental Compliance and Indemnification Agreement, or either of the Mortgages;

   (iii) the Subsidiary Guaranty or either of the Mortgages ceases to be in full force and effect (including failure to create a valid and perfected first priority lien on and security interest in any of the Mortgaged Property (as defined in the Mortgages) at any time for any reason;

(iv) any material adverse change in the condition, value or operation of a material portion of the Mortgaged Property;

(v) the dissolution or termination of the Company or the Operating Subsidiary as a going concern;

(vi) if the Company or the Operating Subsidiary are subject to any Bankruptcy Event.

Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of this Note, and to the extent permitted by applicable law, any Interest payments thereon not paid when due, and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any bankruptcy proceeding under Title 11 of the United States Code or other applicable insolvency laws) payable in cash at a rate of 13% per annum (computed on the basis of a 360-day year of twelve 30-day months). Payment or acceptance of the increased rates of interest is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies under the Purchase Agreement. The maximum rate of interest, including default interest, charged hereunder shall not exceed the highest rate permitted by law. Upon the occurrence of any Event of Default, at the option of the holder of this Note, the entire principal amount of this Note, together with all interest accrued thereon, shall immediately become due and payable in full; failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of the occurrence of any subsequent Event of Default.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The Company irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in or for the State of New Jersey, County of Mercer, over any suit, action or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The holder of this Note may, without notice and without releasing liability of any party hereto, grant extensions or renewals hereof from time to time and for any term or terms, add or release one of more parties hereto, acquire additional security, or release any security in whole or in part, release or make changes to the Subsidiary Guaranty, or release the Mortgaged Property from the lien of the Mortgages. The holder hereof shall not be liable for or prejudiced by failure to collect or for lack of diligence in bringing suit on this Note or on any renewal or extension hereof.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

No failure by the holder of this Note to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies with such holder may otherwise have.

In the event that it shall become necessary for the holder of this Note to employ counsel to collect this Note, the Company also agrees to pay to the holder of this Note all reasonable attorney’s fees of the holder of this Note for the services of such counsel and all reasonable expenses related to such collection, whether or not suit be brought.

The Company and, by acceptance of the benefits hereof, the holder of this Note, knowingly and voluntarily waive any and all rights they may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note and for any counterclaim therein.

This Note may not be changed or terminated orally.

NEXMED, INC.

By:	/s/ Mark Westgate
Mark Westgate
Vice President and Chief Financial Officer